                              AMENDED AND RESTATED

                  DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                      With

                       Oppenheimerfunds Distributor, Inc.

                             For Class N Shares of

          Oppenheimer Quest Small- & Mid- Cap Value Fund, a Series of
                       Oppenheimer Quest For Value Funds

This  Amended and Restated  Distribution  and Service  Plan and  Agreement  (the
"Plan")  is  dated  as  of  the  3rd  day  of  October,  2005,  by  and  between
Oppenheimer  Small- & Mid- Cap Value Fund (the "Fund"),  a series of Oppenheimer
Quest For Value  Funds (the  "Trust")  and  OppenheimerFunds  Distributor,  Inc.
(the "Distributor").

1.    The Plan.  This Plan is the Fund's written  distribution  and service plan for Class N shares of the Fund (the  "Shares"),  contemplated  by Rule  12b-1 as it may be amended from time to time (the "Rule")  under the  Investment  Company
Act of 1940 (the "1940  Act"),  pursuant to which the Fund will  compensate  the
Distributor  for its services in  connection  with the  distribution  of Shares, and the personal  service and  maintenance  of  shareholder  accounts  that hold
Shares  ("Accounts").  The Fund may act as  distributor  of  securities of which it is the  issuer,  pursuant to the Rule,  according  to the terms of this Plan.
The terms and  provisions  of this Plan shall be  interpreted  and  defined in a manner  consistent  with the  provisions  and  definitions  contained in (i) the
1940 Act,  (ii) the Rule,  (iii) Rule 2830 of the Conduct  Rules of the National
Association  of  Securities  Dealers,  Inc.,  or  any  applicable  amendment  or successor  to such rule  (the  "NASD  Conduct  Rules")  and (iv) any  conditions
pertaining   either   to   distribution-related   expenses   or  to  a  plan  of
distribution  to which  the Fund is  subject  under  any order on which the Fund relies,  issued  at any  time by the U.S.  Securities  and  Exchange  Commission
("SEC").

2.    Definitions.  As used in this Plan,  the  following  terms  shall have the following meanings:

      (a)   "Recipient" shall mean any broker,  dealer,  bank or other person or entity which: (i) has rendered  assistance  (whether direct,  administrative  or both) in the  distribution  of Shares  or has  provided  administrative  support services  with  respect  to  Shares  held by  Customers  (defined  below) of the
Recipient;  (ii)  shall  furnish  the  Distributor  (on behalf of the Fund) with such  information as the  Distributor  shall  reasonably  request to answer such questions  as may  arise  concerning  the sale of  Shares;  and  (iii)  has been selected by the Distributor to receive payments under the Plan.

      (b)   "Independent  Trustees"  shall mean the members of the Trust's Board of Trustees  who are not  "interested  persons"  (as defined in the 1940 Act) of the Trust or the Fund and who have no direct or indirect  financial  interest in the operation of this Plan or in any agreement relating to this Plan.

      (c)   "Customers"   shall  mean  such  brokerage  or  other  customers  or
investment  advisory  or other  clients of a  Recipient,  and/or  accounts as to
which  such  Recipient  provides   administrative   support  services  or  is  a
custodian or other fiduciary.

      (d)   "Qualified  Holdings"  shall mean, as to any  Recipient,  all Shares
owned  beneficially  or  of  record  by:  (i)  such  Recipient,   or  (ii)  such
Recipient's  Customers,  but in no event shall any such  Shares be deemed  owned by more than one  Recipient  for  purposes of this Plan.  In the event that more than one person or entity would  otherwise  qualify as Recipients as to the same
Shares,  the  Recipient  which is the  dealer of record on the  Fund's  books as determined  by the  Distributor  shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.    Payments  for  Distribution   Assistance  and   Administrative   Support
Services.

      (a)   Payments  to the  Distributor.  In  consideration  of  the  payments made by the Fund to the  Distributor  under this  Plan,  the  Distributor  shall provide  administrative  support  services  and  distribution  services  to  the
Fund.  Such  services  include   distribution   assistance  and   administrative
support  services  rendered  in  connection  with  Shares  (1) sold in  purchase transactions,  (2) issued in exchange for shares of another  investment  company for which the  Distributor  serves as  distributor  or  sub-distributor,  or (3)
issued  pursuant to a plan of  reorganization  to which the Fund is a party.  If the  Board  believes  that  the  Distributor  may not be  rendering  appropriate distribution  assistance or  administrative  support services in connection with the sale of Shares,  then the  Distributor,  at the request of the Board,  shall provide  the Board with a written  report or other  information  to verify  that the  Distributor  is providing  appropriate  services in this  regard.  For such services, the Fund will make the following payments to the Distributor:

            (i)  Administrative  Support  Service Fees.  Within  forty-five (45)
days of the end of each  calendar  quarter,  the Fund will make  payments in the aggregate  amount of 0.0625%  (0.25% on an annual  basis) of the average  during the period of the  aggregate  net asset  value of the Shares  computed as of the close of each  business  day (the  "Service  Fee").  Such  Service Fee  payments
received  from  the  Fund  will   compensate  the   Distributor   for  providing
administrative  support  services with respect to Accounts.  The  administrative support  services in  connection  with  Accounts may  include,  but shall not be limited to, the  administrative  support services that a Recipient may render as described in Section 3(b)(i) below.

            (ii)  Distribution   Assistance  Fees  (Asset-Based  Sales  Charge).
Within ten (10) days of the end of each  month,  the Fund will make  payments in the  aggregate  amount of  0.02083%  (0.25% on an annual  basis) of the  average during the month of the aggregate  net asset value of Shares  computed as of the close of each business day (the  "Asset-Based  Sales Charge").  Such Asset-Based
Sales Charge  payments  received from the Fund will  compensate the  Distributor for providing distribution assistance in connection with the sale of Shares.

            The  distribution   assistance   services  to  be  rendered  by  the
Distributor  in  connection  with the  Shares  may  include,  but  shall  not be limited to, the following:  (i) paying sales commissions to any broker,  dealer, bank or other  person or entity that sells  Shares,  and/or  paying such persons
"Advance  Service  Fee  Payments"  (as defined  below) in advance of,  and/or in amounts  greater  than,  the  amount  provided  for  in  Section  3(b)  of  this
Agreement;  (ii)  paying  compensation  to  and  expenses  of  personnel  of the
Distributor who support  distribution  of Shares by Recipients;  (iii) obtaining financing  or  providing  such  financing  from  its own  resources,  or from an affiliate,  for the  interest  and other  borrowing  costs of the  Distributor's
unreimbursed  expenses  incurred  in  rendering   distribution   assistance  and
administrative  support  services  to the Fund;  and (iv)  paying  other  direct
distribution   costs,   including   without   limitation   the  costs  of  sales
literature,   advertising  and  prospectuses   (other  than  those  prospectuses
furnished to current  holders of the Fund's shares  ("Shareholders"))  and state
"blue sky" registration expenses.

(b)   Payments to Recipients.  The  Distributor is authorized  under the Plan to pay  Recipients  (1)  distribution  assistance  fees for rendering  distribution assistance  in  connection  with the sale of Shares  and/or (2) service fees for rendering  administrative  support  services with respect to Accounts.  However, no such  payments  shall be made to any  Recipient  for any  period in which its
Qualified  Holdings  do not  equal or  exceed,  at the end of such  period,  the minimum  amount  ("Minimum  Qualified  Holdings"),  if any, that may be set from time to time by a majority of the  Independent  Trustees.  All fee payments made by the  Distributor  hereunder  are subject to reduction or  chargeback  so that the  aggregate  service fee  payments  and Advance  Service Fee  Payments do not exceed the limits on payments  to  Recipients  that are,  or may be,  imposed by the  NASD  Conduct  Rules.  The  Distributor  may  make  Plan  payments  to  any
"affiliated  person"  (as  defined in the 1940 Act) of the  Distributor  if such affiliated  person  qualifies  as a  Recipient  or retain  such  payments if the
Distributor qualifies as a Recipient.

            In  consideration  of  the  services  provided  by  Recipients,  the
Distributor may make the following payments to Recipients:

            (i)  Service  Fee.  In  consideration  of   administrative   support
services  provided  by a  Recipient,  the  Distributor  shall make  service  fee payments  to that  Recipient  quarterly  or at such  other  interval  as  deemed appropriate by the Distributor,  within  forty-five (45) days of the end of each calendar  quarter or other period,  at a rate not to exceed 0.0625% (0.25% on an annual  basis) of the  average  during  the  period of the  aggregate  net asset value of Shares,  computed as of the close of each  business  day,  constituting
Qualified  Holdings owned  beneficially  or of record by the Recipient or by its
Customers  for a period of more than the minimum  period (the  "Minimum  Holding
Period"),  if any,  that  may be set  from  time to  time by a  majority  of the
Independent Trustees.

            Alternatively,  the  Distributor  may, at its sole option,  make the following  service fee payments to any Recipient,  within  forty-five  (45) days of the  end of each  calendar  quarter  or at  such  other  interval  as  deemed appropriate  by the  Distributor:  (A) "Advance  Service Fee Payments" at a rate not to  exceed  0.25%  of the  average  during  the  calendar  quarter  or other period of the aggregate  net asset value of Shares,  computed as of the close of business  on the day such  Shares  are sold,  constituting  Qualified  Holdings, sold by the  Recipient  during that period and owned  beneficially  or of record by the  Recipient or by its  Customers,  plus (B) service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual  basis) of the  average  during  the period of the aggregate  net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned  beneficially  or of record by the  Recipient or by its  Customers  for a period of more than one (1)
year.  In the event Shares are  redeemed  less than one year after the date such
Shares were sold,  the Recipient is obligated to and will repay the  Distributor on demand a pro rata  portion of such  Advance  Service Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

            The  administrative  support  services to be rendered by  Recipients in  connection  with the Accounts may include,  but shall not be limited to, the following:  answering  routine inquiries  concerning the Fund,  assisting in the establishment  and  maintenance  of  accounts  or  sub-accounts  in the Fund and processing Share  redemption  transactions,  making the Fund's  investment plans and dividend  payment options  available,  and providing such other  information and services in connection  with the rendering of personal  services  and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

            (ii)  Distribution   Assistance  Fee  (Asset-Based  Sales  Charge)
Payments.  Irrespective  of whichever  alternative  method of making service fee payments to Recipients is selected by the  Distributor,  the Distributor may, at its sole option,  make  distribution  assistance  fee payments to each Recipient quarterly,  or at such other interval as deemed  appropriate by the Distributor, within  forty-five  (45) days  after the end of each  calendar  quarter or other period,  at a rate not to  exceed  0.0625%  (0.25%  on an  annual  basis) of the average  during the period of the aggregate  net asset value of Shares  computed as of the close of each  business  day  constituting  Qualified  Holdings  owned beneficially  or of record by the  Recipient  or its  Customers  for a period of more than one (1) year.  Alternatively,  at its sole option, the Distributor may make  distribution  assistance  fee  payments to a Recipient  quarterly,  at the
rate  described  above,  on  Shares   constituting   Qualified   Holdings  owned
beneficially  or of record by the Recipient or its Customers  without  regard to
the  1-year  holding  period  described  above.   Distribution   assistance  fee
payments may be made only to Recipients  that are  registered  with the SEC as a broker-dealer or are exempt from registration.

            The  distribution  assistance  to be rendered by the  Recipients  in connection  with the sale of Shares may  include,  but shall not be limited  to, the  following:  distributing  sales  literature  and  prospectuses  other  than those furnished to current  Shareholders,  providing  compensation to and paying expenses of personnel of the  Recipient who support the  distribution  of Shares by  the  Recipient,  and  providing  such  other  information  and  services  in connection  with the  distribution  of Shares as the Distributor or the Fund may reasonably request.

      (c)   A  majority  of the  Independent  Trustees  may at any  time or from time  to  time  (i)  increase  or  decrease  the  rate of fees to be paid to the
Distributor  or to any  Recipient,  but not to exceed the rates set forth above, and/or (ii) direct the  Distributor to increase or decrease any Minimum  Holding
Period,  any  maximum  period  set by a  majority  of the  Independent  Trustees during which fees will be paid on Shares  constituting  Qualified Holdings owned beneficially  or of record by a  Recipient  or by its  Customers  (the  "Maximum
Holding Period"),  or Minimum Qualified  Holdings.  The Distributor shall notify all Recipients of any Minimum  Qualified  Holdings,  Maximum  Holding Period and
Minimum Holding Period that are  established and the rate of payments  hereunder applicable to  Recipients,  and shall provide each Recipient with written notice within  thirty  (30) days after any  change in these  provisions.  Inclusion  of such  provisions or a change in such  provisions in a supplement or amendment to or revision of the prospectus of the Fund shall constitute sufficient notice.

      (d)   The  Service  Fee and the  Asset-Based  Sales  Charge on Shares  are
subject to reduction or  elimination  under the limits to which the  Distributor is, or may become, subject under the NASD Conduct Rules.

      (e)   Under  the Plan,  payments  may also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc.  ("OFI")  from  its own  resources  (which  may  include profits  derived from the advisory  fee it receives  from the Fund),  or (ii) by
the   Distributor  (a  subsidiary  of  OFI),   from  its  own  resources,   from
Asset-Based  Sales Charge  payments or from the proceeds of its  borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are  intended  to have  certain  rights  as  third-party beneficiaries  under this Plan,  subject to the  limitations set forth below. It may be  presumed  that a  Recipient  has  provided  distribution  assistance  or administrative  support  services  qualifying  for payment  under the Plan if it has  Qualified  Holdings of Shares that  entitle it to payments  under the Plan.
If either the Distributor or the Board believe that,  notwithstanding  the level
of  Qualified   Holdings,   a  Recipient   may  not  be  rendering   appropriate
distribution   assistance   in   connection   with   the  sale  of   Shares   or
administrative  support  services for  Accounts,  then the  Distributor,  at the request of the Board,  shall require the  Recipient to provide a written  report or other  information  to verify that said  Recipient is  providing  appropriate distribution  assistance  and/or services in this regard.  If the Distributor or the Board of Trustees  still is not satisfied  after the receipt of such report, either may take  appropriate  steps to  terminate  the  Recipient's  status as a
Recipient  under the Plan,  whereupon such  Recipient's  rights as a third-party beneficiary  hereunder  shall  terminate.  Additionally,  in their  discretion a majority of the Fund's  Independent  Trustees at any time may remove any broker, dealer,  bank or other person or entity as a Recipient,  whereupon such person's or  entity's  rights  as  a  third-party  beneficiary  hereof  shall  terminate.
Notwithstanding  any other  provision of this Plan,  this Plan does not obligate or in any way  make the  Fund  liable  to make  any  payment  whatsoever  to any person or entity other than directly to the  Distributor.  The  Distributor  has no obligation  to pay any Service Fees or  Distribution  Assistance  Fees to any
Recipient  if the  Distributor  has not  received  payment  of  Service  Fees or
Distribution Assistance Fees from the Fund.

4.    Selection and  Nomination of Trustees.  While this Plan is in effect,  the selection  and  nomination  of persons to be  Trustees  of the Trust who are not
"interested persons" of the Trust or the Fund  ("Disinterested  Trustees") shall be  committed  to  the  discretion  of  the  incumbent  Disinterested  Trustees.
Nothing  herein  shall  prevent  the  incumbent   Disinterested   Trustees  from
soliciting  the  views  or the  involvement  of  others  in  such  selection  or nomination as long as the final  decision on any such  selection and  nomination is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports.  While this Plan is in effect,  the  Treasurer of the Trust shall provide  written  reports to the  Trust's  Board for its review,  detailing  the amount  of all  payments  made  under  this Plan and the  purpose  for which the payments  were made.  The reports shall be provided  quarterly,  and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.    Related  Agreements.  Any  agreement  related  to this  Plan  shall  be in writing and shall  provide  that:  (i) such  agreement  may be terminated at any time,  without  payment  of  any  penalty,  by a  vote  of  a  majority  of  the
Independent  Trustees  or by a vote of the holders of a  "majority"  (as defined in the 1940 Act) of the  Fund's  outstanding  voting  Class N shares;  (ii) such termination  shall be on not more than sixty days'  written  notice to any other party to the agreement;  (iii) such agreement shall  automatically  terminate in the  event  of  its  "assignment"  (as  defined  in the  1940  Act);  (iv)  such agreement  shall go into  effect  when  approved  by a vote of the Board and its
Independent  Trustees  cast in person at a meeting  called  for the  purpose  of voting on such agreement;  and (v) such agreement  shall,  unless  terminated as herein  provided,  continue  in  effect  from  year to year only so long as such continuance  is  specifically  approved at least annually by a vote of the Board and its  Independent  Trustees  cast  in  person  at a  meeting  called  for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination  and  Amendment.  This  Amended
and  Restated  Plan  has  been  approved  by a  vote  of  the  Board  and of the
Independent  Trustees and replaces  the Fund's  prior  Distribution  and Service
Plan for Class N Shares.  Unless  terminated as hereinafter  provided,  it shall continue in effect until  renewed by the Board in  accordance  with the Rule and thereafter  from year to year or as the Board may  otherwise  determine but only so long as such  continuance  is  specifically  approved at least  annually by a vote of the  Board  and its  Independent  Trustees  cast in  person at a meeting called for the purpose of voting on such continuance.

      This  Plan  may not be  amended  to  increase  materially  the  amount  of payments  to  be  made  under  this  Plan,  without  approval  of  the  Class  N
Shareholders  at a meeting  called for that purpose and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

      This Plan may be  terminated  at any time by a vote of a  majority  of the
Independent  Trustees or by the vote of the holders of a "majority"  (as defined in the  1940  Act) of the  Fund's  outstanding  Class N  voting  shares.  In the event  of such  termination,  the  Board  and  its  Independent  Trustees  shall determine  whether the  Distributor  shall be entitled to payment  from the Fund of all or a portion of the Service Fee and/or the  Asset-Based  Sales  Charge in
respect of Shares sold prior to the effective date of such termination.

8.    Disclaimer  of  Shareholder   and  Trustee   Liability.   The  Distributor
understands  that the  obligations  of the Fund under this Plan are not  binding upon any Trustee or shareholder of the Trust or Fund  personally,  but bind only the  Fund  and the  Fund's  property.  The  Distributor  represents  that it has notice of the provisions of the  Declaration  of Trust of the Trust  disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                                    Oppenheimer Small- & Mid- Cap Value Fund, a
                                    series of Oppenheimer Quest For Value Funds

                                    By: /s/ Philip S. Gillespie
                                       Phillip S. Gillespie,
                                       Assistant Secretary

                                    OppenheimerFunds Distributor, Inc.

                                    By: /s/ James H. Ruff
                                       James H. Ruff, President